United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 March 28, 2007
                                 --------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


            000-49693                               92-2115369
     (Commission File Number)           (IRS Employer Identification No.)


            975 El Camino Real, South San Francisco, California 94080
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) Election of Director.

         On March 28, 2007, the registrant announced that Ms. Merrie Turner Lightner has been appointed a Director of FNB Bancorp and and its subsidiary, First National Bank of Northern California, effective April 1, 2007. Ms. Lightner will also serve as a member of the Loan and Discount Committee of the Board of Directors.

         Ms. Lightner and her company, Lightner Property Group, Inc., currently have (and expect to have in the future) banking transactions, including loans and other extensions of credit, in the ordinary course of business with First National Bank of Northern California. Such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

         A copy of the News Release issued by the registrant on March 28, 2007 is attached as Exhibit 99.47 and is incorporated here by reference.


Item 9.01 Financial Statements and Exhibits.

           (d) Exhibits

    99.47 News Release dated March 28, 2007 announcing the appointment of new Director, Merrie Turner Lightner

                                    SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FNB BANCORP (Registrant)


Dated: March 28, 2007.                      By: /s/ TOM MC GRAW
                                                -----------------------------
                                                Tom Mc Graw
                                                Chief Executive Officer